SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant  / /

Filed by a party other than the registrant  /x/

Check the appropriate box:

   / /   Preliminary proxy statement      / /   Confidential, for Use of the
                                                Commission Only (as permitted by
   / /   Definitive proxy statement             Rule 14a-6(e)(2))

   / /   Definitive additional materials

   /x/   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       GREAT WESTERN FINANCIAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

                            H. F. AHMANSON & COMPANY
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/x/   No fee required

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

H. F. AHMANSON & COMPANY          HOME SAVINGS OF AMERICA          NEWS
                                  SAVINGS OF AMERICA

4900 Rivergrade Road, Irwindale, California  91706 * (818) 814-7922


FOR IMMEDIATE RELEASE                           CONTACTS:
---------------------                              Media: Adrian Rodriguez
                                                          (818) 814-5169
                                                          Mary Trigg
                                                          (818) 814-7922
                                                Investor: Steve Swartz
                                                          (818) 814-7986


             AHMANSON REQUESTS SEC INQUIRY INTO WASHINGTON MUTUAL'S
                 PROPOSED USE OF POOLING OF INTERESTS ACCOUNTING


IRWINDALE, Calif., March 27, 1997 -- H.F. Ahmanson & Company (NYSE:AHM) today stated that it is requesting that the Securities and Exchange Commission (SEC) immediately review a serious policy issue as to Washington Mutual, Inc.'s (NASDAQ: WAMU) ability to use pooling-of-interests accounting treatment for its proposed transaction with Great Western Financial Corporation (NYSE:GWF) in light of Washington Mutual's conduct prior to and since its announcement of the Great Western acquisition agreement. According to the Washington Mutual S-4 filed March 13, 1997, the Washington Mutual-Great Western agreement is contingent on the transaction qualifying for pooling-of-interests treatment.

Specifically, Ahmanson is presenting material, including public and private statements by Washington Mutual's senior executives, that illustrate Washington Mutual has indicated an intention to reacquire treasury stock. Under SEC Staff Accounting Bulletin ("SAB") 96, an intention to acquire treasury shares precludes such a combination from being treated as a pooling-of-interests for accounting purposes.

Ahmanson noted that the issue being raised by Ahmanson before the SEC regarding the pooling-of-interests accounting treatment claimed by Washington Mutual is different from that which is addressed as part of Ahmanson's lawsuit before the Delaware Chancery Court, which relates to conduct by Great Western.

Ahmanson stated that it has notified the SEC that the assertion by Washington Mutual that its announced transaction qualifies for pooling-of-interests treatment is inappropriate because, among other things, the proposed transaction fails to meet the 'absence of planned transactions' condition for pooling set forth in paragraph 48 of Accounting Principles Board ("APB") Opinion 16. Permitting Washington Mutual to use the pooling-of-interests method in light of its conduct would result in clear evasion and inconsistent application of the interpretations and guidance of the SEC, Ahmanson said.

Washington Mutual is attempting to comply with the form, while evading the substance, of SAB 96. Ahmanson further stated that it is clear that Washington Mutual has signaled to the investor community its intent to engage in post-merger stock buybacks. As a result, the analyst and investor communities have been led by Washington Mutual's statements to anticipate stock buybacks if Washington Mutual's accretion projections cannot be achieved through the aggressive loan growth (over $18 billion of loan growth through 1999) it assumes.

One example of the public statements made by Washington Mutual's senior executives and cited by Ahmanson appeared in the February 4, 1997 edition of the publication American Banker, which attributes the following statement to the
            ---------------
Washington Mutual chief executive officer: "Washington Mutual would step up its stock repurchase program if it can't find suitable opportunities." This statement was made less than two months after consummation of Washington Mutual's acquisition of American Savings Bank, and just one month before the agreement with Great Western was announced. The statement therefore raises serious questions about the appropriateness of pooling accounting treatment for the American Savings Bank acquisition as well as for the proposed Great Western transaction.

In addition to this public statement made prior to the Washington Mutual-Great Western transaction announcement, material presented to the SEC by Ahmanson includes statements made by Washington Mutual senior executives and used in Washington Mutual's materials in connection with the presentation to investors announcing the Washington Mutual-Great Western agreement.

Ahmanson stated, "We fully expect Washington Mutual will attempt to obscure and minimize the seriousness of this issue. However, as was the case in the proposed First Bank System-First Interstate transaction, it is the SEC, and not the company's accountants, that ultimately will decide the outcome of the issue."

H.F. Ahmanson & Company, with nearly $50 billion in assets, is the parent company of Home Savings of America, one of the nation's largest full-service consumer banks.

                                       ###

              SHARES OF GREAT WESTERN FINANCIAL CORPORATION ("GWF")
                  COMMON STOCK HELD BY H.F. AHMANSON & COMPANY
               ("AHMANSON"), ITS DIRECTORS AND EXECUTIVE OFFICERS
            AND CERTAIN EMPLOYEES, OTHER REPRESENTATIVES OF AHMANSON
              AND CERTAIN OTHER PERSONS WHO MAY SOLICIT PROXIES OR
                 CONSENTS, AND CERTAIN TRANSACTIONS BETWEEN ANY
                                 OF THEM AND GWF

Ahmanson and certain other persons named below may solicit proxies (a) to elect three nominees and one or more alternate nominees (the "Nominees") as directors of GWF at the annual meeting of stockholders of GWF to be held on a date to be announced (the "Annual Meeting") and (b) in favor of the adoption at the Annual Meeting of a non-binding stockholder resolution and seven proposals to amend the By-laws of GWF. Ahmanson and certain other persons named below are also soliciting consents from stockholders of GWF to approve proposals, without a stockholders' meeting, to adopt non-binding resolutions of stockholders and amendments to the By-laws of GWF. The participants in this solicitation may include Ahmanson; the directors of Ahmanson (Byron Allumbaugh, Harold A. Black, Richard M. Bressler, David R. Carpenter, Phillip D. Matthews, Richard L. Nolan, Delia M. Reyes, Charles R. Rinehart, Frank M. Sanchez, Elizabeth A. Sanders, Arthur W. Schmutz, William D. Schulte, and Bruce G. Willison); the following executive officers and employees of Ahmanson or its subsidiaries: Kevin M. Twomey (Senior Executive Vice President and Chief Financial Officer), Madeleine
A. Kleiner (Senior Executive Vice President, Chief Administrative Officer and General Counsel), Anne-Drue M. Anderson (Executive Vice President and Treasurer), Tim S. Glassett (First Vice President and Assistant General Counsel), Linda McCall (Senior Vice President and Director of Corporate Taxes), Stephen A. Swartz (Senior Vice President and Director of Investor Relations), Barbara Timmer (Senior Vice President and Director of Government and Legislative Affairs), Mary A. Trigg (Senior Vice President and Director of Public Relations), Eric Warmstein (Senior Vice President and Director of Corporate Development), Samantha Davies (Vice President of Public Relations), Adrian Rodriguez (Vice President of Public Relations), and Peter Bennett (Assistant Vice President of Public Relations); and the following Nominees: Lawrence A. Del Santo, Robert T. Gelber, Wolfgang Schoellkopf, Hugh M. Grant and John E. Merow.

As of March 25, 1997, Ahmanson is the beneficial owner of 2,344,800 shares of GWF Common Stock. Other than Mr. Gelber, who owns 332 shares of GWF Common Stock, none of the Nominees is the beneficial owner of any GWF Common Stock.

Other than set forth herein, as of March 25, 1997, neither Ahmanson nor any of its directors, executive officers or other representatives or employees of Ahmanson, any Nominees or other persons known to Ahmanson, who may solicit proxies has any security holdings in GWF. Ahmanson disclaims beneficial ownership of any securities of GWF held by any pension plan or other employee benefit plan of Ahmanson or by any affiliate of Ahmanson. Ahmanson further disclaims beneficial ownership of any securities of GWF held by Ahmanson or any of its subsidiaries for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business.

Although Credit Suisse First Boston Corporation ("CSFB") and Montgomery Securities ("Montgomery"), financial advisors to Ahmanson, do not admit that they or any of their directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that such
Schedule 14A requires the disclosure of certain information concerning CSFB or Montgomery, CSFB and Montgomery may assist Ahmanson in such a solicitation.
Each of CSFB and Montgomery engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of their respective businesses, each of CSFB and Montgomery may trade securities of GWF for their own account and the account of their customers and, accordingly, may at any time hold a long or short position in such securities. As of March 25, 1997, CSFB held a net long position of 5,443 shares of GWF common stock and Montgomery held no shares of GWF common stock.

Except as disclosed above, to the knowledge of Ahmanson, none of Ahmanson, the directors or executive officers of Ahmanson, the employees or other representatives of Ahmanson who may participate in this solicitation or the Nominees named above has any interest, direct or indirect, by security holdings or otherwise, in GWF.